As filed with the U.S. Securities and Exchange Commission on May 27, 2021.

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM F-1

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

EZGO Technologies Ltd.

(Exact name of Registrant as specified in its charter)

Not Applicable

(Translation of Registrant’s name into English)

British Virgin Islands	3751	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

Building #A, Floor 2, Changzhou Institute of Dalian University of Technology,

Science and Education Town,

Wujin District, Changzhou City

Jiangsu, China 213164
Tel: + 86 51983683805

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Puglisi& Associates
850 Library Avenue, Suite 204
Newark, DE 19711
Tel: (302) 738-6680

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Richard I. Anslow, Esq. Lijia Sanchez, Esq. Ellenoff Grossman & Schole LLP 1345 Avenue of the Americas New York, NY 10105 Phone: (212) 370-1300 Fax: (212) 370-7889	Richard A. Friedman, Esq. Stephen A. Cohen, Esq. Sheppard, Mullin, Richter & Hampton LLP 30 Rockefeller Plaza, 39th Floor New York, NY 10174 Phone: (212) 653-8600 Fax: (212) 653-8601

Approximate date of commencement of proposed sale to public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ 333-256311

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price(1) (2)	Amount of Registration Fee
Units (5)	$1,999,998.00	$218.20
Ordinary shares, par value US$0.001 per share (3)	-	-
Warrant to purchase ordinary shares (3)	-	-
Ordinary shares issuable upon exercise of the warrants	$1,399,998.60	$152.74
Placement agent warrants (4)	-	-
Ordinary shares issuable upon exercise of the placement agent warrants (4)	$124,999.88	$13.64
Total	$3,524,996.48	$384.58	(6)

(1)	Estimated solely for the purpose of calculating the registration fee.

(2)	Represents only the additional number of securities being registered. Does not include the securities that the Registrant previously registered on the Registration Statement on Form F-1 (File No. 333-256311).

(3)	Included in the price of the units. No separate registration fee is required pursuant to Rule 457(i) under the Securities Act.

(4)	Estimated solely for the purposes of calculating the registration fee pursuant to Rule 457(g) under the Securities Act. We have calculated the proposed maximum aggregate offering price of the ordinary shares underlying the placement agent warrants by assuming that such warrants are exercisable at a price per share equal to 125% of the assumed price of $5.18 per share.

(5)	Each unit includes (i) one ordinary share and (ii) and one warrant to purchase 0.7 ordinary share.

(6)	The Registrant previously registered securities having a proposed maximum aggregate offering price of $17,625,000.63 on its Registration Statement on Form F-1, as amended (File No. 333-256311), which was declared effective by the Securities and Exchange Commission on May 26, 2021. In accordance with Rule 462(b) under the Securities Act, an additional number of securities having a proposed maximum offering price of $3,524,996.48 is hereby registered.

The Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE

This Registration Statement on Form F-1 is being filed with respect to the registration of (i) 386,100 additional units of EZGO Technologies Ltd., a Cayman Islands exempted company (the “Registrant”), each consisting of one ordinary share and one warrant to purchase 0.7 ordinary share, (ii) placement agent warrants to purchase 19,305 ordinary shares of the Registrant and (iii) 19,305 ordinary shares of the Registrant underlying the placement agent warrants, pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and General Instruction V to Form S-1. This Registration Statement relates to the Registrant’s Registration Statement on Form F-1, as amended (File No. 333-256311) (the “Prior Registration Statement”), initially filed by the Registrant on May 20, 2021 and declared effective by the Securities and Exchange Commission (the “Commission”) on May 26, 2021. The required opinions of counsel and related consents and accountant’s consent are attached hereto and filed herewith. Pursuant to Rule 462(b), the contents of the Prior Registration Statement, including the exhibits thereto, are incorporated by reference into this Registration Statement.

The Registrant hereby certifies that its agent (i) has instructed its bank to transmit to the Commission the filing fee set forth on the cover page of this Registration Statement by a wire transfer of such amount to the Commission’s account at U.S. Bank as soon as practicable (but no later than the close of business on May 27, 2021), (ii) will not revoke such instructions, (iii) has sufficient funds in the relevant account to cover the amount of such filing fee and (iv) will confirm receipt of such instructions by its bank during the bank’s regular business hours no later than May 27, 2021.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits and Financial Statement Schedules.

(a) Exhibits. All exhibits filed with or incorporated by reference in the Registration Statement on Form F-1 (SEC File No. 333-256311) are incorporated by reference into, and shall be deemed a part of, this Registration Statement, and the following additional exhibits are filed herewith, as part of this Registration Statement:

EXHIBIT INDEX

Exhibit No.	Description of document
5.1	Opinion of Maples Group regarding the validity of securities being registered
5.2	Opinion of Ellenoff Grossman & Schole LLP regarding certain U.S. securities law matters
23.1	Consent of Marcum Bernstein & Pinchuk LLP
23.2	Consent of Maples Group (included in Exhibits 5.1)
23.3	Consent of Ellenoff Grossman & Schole LLP (included in Exhibits 5.2)
24.1	Power of Attorney (included in signature page to the Registrant’s Prior Registration Statement (File No. 333-256311), filed on May 20, 2021.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Changzhou, Jiangsu, China, on May 27, 2021.

EZGO Technologies Ltd.

By:	/s/ Jianhui Ye
	Name:	Jianhui Ye
	Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Jianhui Ye	Chairman and Chief Executive Officer	May 27, 2021
Jianhui Ye	(Principal Executive Officer)

/s/ Jingyan Wu	Chief Financial Officer	May 27, 2021
Jingyan Wu	(Principal Financial and Accounting Officer)

/s/ Di Wu	Director	May 27, 2021
Di Wu

/s/ Junying Sun	Director	May 27, 2021
Junying Sun

/s/ Robert Johnson	Director	May 27, 2021
Robert Johnson

/s/ Guanneng Lai	Director	May 27, 2021
Guanneng Lai

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SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of EZGO Technologies Ltd. has signed this registration statement or amendment thereto in Newark, Delaware on May 27, 2021.

Puglisi & Associates

By:	/s/ Donald J. Puglisi
	Name:	Donald J. Puglisi
	Title:	Managing Director

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